Eddie Bauer Holdings Announces Reduction in Workforce

SEATTLE, WA, January 29, 2009 — Eddie Bauer Holdings, Inc. (Nasdaq: EBHI) (the “Company”) and its subsidiary, Eddie Bauer, Inc., today announced a reorganization of their non-retail staff across four locations, eliminating an aggregate 193 positions in the Company’s corporate headquarters in Seattle, its information technology center in Chicago, a distribution center in Columbus and a call center in Saint John, New Brunswick, Canada. The job cuts represent an aggregate of approximately 15% of the non-retail staff.

Neil Fiske, President and Chief Executive Officer, commented, “This difficult step is one part of our previously announced program to cut $10-15 million, exclusive of non-recurring items, out of the 2009 operating cost structure of the business, on top of the $45 to 50 million cut in fiscal 2008. The Company is proactively managing its cost structure and expenditures in 2009 in the face of the continuing economic downturn.”

Other actions the Company is taking in 2009 to manage its cost structure include:

·	Limiting net capital spending to approximately $15 million;
·	Freezing salaries;
·	Adjusting certain benefits programs; and
·	Reducing the size of its Board of Directors and overall Board compensation, a cash savings of 40 - 50%.

In addition, at the request of Mr. Fiske, the Company’s CEO, the Board has reduced his salary by 10% for the remainder of 2009.

ABOUT EDDIE BAUER

Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells outerwear, apparel and accessories for the active outdoor lifestyle. The Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service. Eddie Bauer products are available at 376 stores throughout the United States and Canada, through catalog sales and online at www.eddiebauer.com. Eddie Bauer participates in a joint venture in Japan and has licensing agreements across a variety of product categories.

SAFE HARBOR STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," qualifiers such as “preliminary,” and similar expressions. Forward-looking statements are not guarantees of future events, and the Company can provide no assurance that such statements will be realized. Forward-looking statements contained in this press release are based on estimates and assumptions, which assumptions and estimates may prove to be inaccurate, and involve risks and uncertainties. Actual results may differ from those contemplated by such forward-looking statements as a result of a variety of factors, including a continued downturn in the national and global economies; the ability to meet the covenants contained in our various credit facilities or obtain relief therefrom; our inability to effectuate our proposed turnaround of Eddie Bauer as a premium quality brand and improve profitability of our retail and outlet stores, catalogs and website operations; risks associated with legal and regulatory matters; the volatility of foreign exchange rates as they impact our results of operations; risks associated with reliance on information technology; increased levels of merchandise returns not estimated by management; our inability to source our requirements from our current sourcing agents; disruption in our back-end operations; our inability to protect our trademarks and other proprietary intellectual property rights; unseasonable or severe weather conditions; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended, including the Company’s Annual Report on Form 10-K for the period December 29, 2007 and Quarterly Reports on Form 10-Q for the periods ended March 29, 2008, June 28, 2008 and September 27, 2008. The information contained in this release is as of January 29, 2009, and except as required by law, we undertake no obligation to update any of these forward-looking statements.

Contact: Tom Helton, SVP, HR

Eddie Bauer Holdings, Inc. 425-755-6172